Exhibit 8.1

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, Texas 77002-6760

December 21, 2005

Pacific Energy Partners, L.P.

Pacific Energy Finance Corporation

Pacific Energy Group LLC

Pacific Marketing and Transportation LLC

Pacific Atlantic Terminals LLC

Rocky Mountain Pipeline System LLC

Ranch Pipeline LLC

PEG Canada GP LLC

PEG Canada, L.P.

5900 Cherry Avenue

Long Beach, California 90805

RE:          PACIFIC ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Pacific Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, Pacific Energy Finance Corporation (“Pacific Energy Finance”), a Delaware corporation, Pacific Energy Group LLC (“Pacific Energy Group”), a Delaware limited liability company, Pacific Marketing and Transportation LLC (“Pacific Marketing and Transportation”), a Delaware limited liability company, Pacific Atlantic Terminals LLC (“Pacific Atlantic Terminals”), a Delaware limited liability company, Rocky Mountain Pipeline System LLC (“Rocky Mountain Pipeline System”), a Delaware limited liability company, Ranch Pipeline LLC (“Ranch Pipeline”), a Delaware limited liability company, PEG Canada GP LLC (“PEG Canada GP”), a Delaware limited liability company, and PEG Canada, L.P., a Delaware limited partnership (“PEG Canada” and, together with Pacific Energy Group, Pacific Marketing and Transportation, Pacific Atlantic Terminals, Rocky Mountain Pipeline System, and PEG Canada GP, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering (i) securities to be issued and sold by the Partnership, Pacific Energy Finance, and the Subsidiary Guarantors from time to time pursuant to Rules 415 and 430A under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000; and (ii) the offer and sale by certain unitholders of the Partnership of up to 14,765,000 common units and 7,848,750 subordinated units, both of which represent limited partner interests in the Partnership.  The securities to be issued and sold by the Partnership and Pacific Energy Finance include (i) common units representing limited partner interests in the Partnership (the “Common Units”); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Partnership Debt Securities”); (iii) unsecured debt securities of Pacific Energy Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Pacific Energy Finance Debt Securities” and, together with the Partnership Debt Securities, the “Debt Securities”); and (iv) guarantees of such Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”).  The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”  We have also participated in the preparation of a prospectus (the “Prospectus”) forming part of the Registration Statement to which this opinion is an exhibit.

In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Prospectus (the “Discussion”).  All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus.  In addition, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.  This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.